UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, Mr. Marceau N. Schlumberger was elected to the Board of Directors. Mr. Schlumberger, 41, has nearly twenty years of investment banking experience, including international and domestic mergers and acquisitions, restructuring, strategic analysis, and financing experience. In 2008, he founded Coral Reef Capital, a private investment firm focused on U.S. natural resources companies, and since then, he has been its managing member. Prior to founding Coral Reef Capital, Mr. Schlumberger was a principal at Columbus Nova, an associate at Triumph Capital, an investment banking analyst and founding member of the Asia Group at Smith Barney, and a financial analyst at Zilkha Capital Partners. He has advised both domestic and multinational corporations and financial sponsors on mergers, acquisitions, divestitures, joint ventures, cross-border transactions, and capital-raising activities.

Mr. Schlumberger currently sits on the Board of Directors for Armada Oil, Inc. (OTCQB: AOIL), Rawhide Mining, Shawnee Exploration, and Microline Surgical Inc. He has an M.B.A. from the Wharton School, University of Pennsylvania, and a B.A. in East Asian Studies from Yale University. Mr. Schlumberger is fluent in French and Spanish, and has an advanced proficiency in Japanese, and an intermediate proficiency in Mandarin Chinese.

Mr. Schlumberger has been appointed to serve on the company's Compensation Committee.

Item 7.01    Regulation FD disclosure.

On July 29, 2013, we issued a press release announcing the addition of Marceau Schlumberger to our Board of Directors.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer